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                                                                    EXHIBIT 4


                             PRICELLULAR CORPORATION



                             1994 STOCK OPTION PLAN,
                                   AS AMENDED



                                    ARTICLE I

                                     Purpose



                  The purpose of this 1994 Stock Option Plan is to enable PriCellular Corporation to offer selected employees of the Company and its subsidiaries stock options and other equity interests in the Company, thereby attracting, retaining and rewarding such employees, and strengthening the mutuality of interests between such employees and the Company's shareholders.


                                   ARTICLE II

                                   Definitions


                  For purposes of this Plan, the following terms shall have the following meanings:

                  2.1 "AWARD" shall mean any award under this Plan of any Stock Option, Stock Appreciation Right or Other Stock-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

                  2.2 "BOARD" shall mean the Board of Directors of the Company.

                  2.3 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  2.4 "COMMITTEE" shall mean a committee of the Board appointed from time to time by the Board consisting of two or more Directors, each of whom, to the extent necessary to comply with Rule 16b-3 only, shall be disinterested persons as defined in Rule 16b-3. In the absence of the appointment of such a committee, references to the Committee herein shall refer to the Board.

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                  2.5 "COMMON STOCK" means the Common Stock, $.01 par value per share, of the Company.

                  2.6 "COMPANY" shall mean PriCellular Corporation and, unless the context clearly indicates otherwise, its subsidiaries.

                  2.7 "ELIGIBLE EMPLOYEES" shall mean the employees of the Company and any other person providing services to the Company as an advisor or consultant.

                  2.8 "FAIR MARKET VALUE" for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, fair market value as determined by the Committee.

                  2.9 "INCENTIVE STOCK OPTION" shall mean any Stock Option awarded under this Plan intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

                  2.10 "NONQUALIFIED STOCK OPTION" shall mean any Stock Option awarded under this Plan that is not an Incentive Stock Option.

                  2.11 "OTHER STOCK-BASED AWARD" shall mean any right or award granted under Article VIII of the Plan.

                  2.12 "PARTICIPANT" shall mean an employee to whom an Award has been made pursuant to this Plan.

                  2.13 "PLAN" shall mean this PriCellular Corporation 1994 Stock Option Plan.

                  2.14 "RULE 16B-3" shall mean Rule 16b-3 promulgated under
Section 16 of the Securities Exchange Act of 1934, and the authorities issued thereunder, and any successor rule thereto.

                  2.15 "STOCK APPRECIATION RIGHT" OR "SAR" shall mean the right pursuant to an Award granted under Article VII.

                  2.16 "STOCK OPTION" OR "OPTION" shall mean any option to purchase shares of Common Stock granted pursuant to Article VI.

                  2.17 "SUBSTITUTE AWARDS" shall mean Awards granted in substitution for, or in assumption of, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.
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                                   ARTICLE III

                                 Administration


                  3.1 THE COMMITTEE. The Plan shall be administered and interpreted by the Committee.

                  3.2 AWARDS. The Committee shall have full authority, subject to the terms of this Plan and applicable law, to grant Awards to Eligible Employees. In particular, the Committee shall have the authority:

                  (a)      to select and designate Participants;

                  (b) to determine the type or types of Awards to be granted to an Eligible Employee;

                  (c) to determine the number of shares of Common Stock to be covered by each such Award granted hereunder;

                  (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder;

                  (e) to determine whether and under what circumstances Awards may be settled in cash, Common Stock, other securities or other property or any combination of the foregoing;

                  (f) to determine whether and under what circumstances an Award may be canceled, forfeited or suspended and the method(s) by which Awards may be canceled, forfeited or suspended;

                  (g) to interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

                  (h) to establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

                  (i) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant or of the Committee.

                  3.3 DECISIONS FINAL. Any decision, designation, determination, interpretation or other action made or taken under or in respect of the Plan or any Award shall be within the absolute discretion of the Committee, may be made at any time and shall be final, binding and conclusive on the Company, all employees and Participants and their respective heirs, executors, administrators, successors and assigns, any stockholder of the Company and any Eligible Employee.
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                  3.4 RELIANCE ON COUNSEL. The Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.


                                   ARTICLE IV

                                Share Limitation


                  4.1 SHARES. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Common Stock with respect to which Awards may be granted under this Plan shall not exceed 2,109,375 shares, which may be either authorized and unissued Common Stock or outstanding Common Stock reacquired by the Company. If any Award granted under this Plan shall expire, terminate or be canceled for any reason without the delivery of shares of Common Stock, shares subject to such Award, to the extent of such cancellation, forfeiture or termination, shall again be available for Awards under this Plan. Awards which by their terms may be settled only in cash shall not be counted against such total, except as may be required to comply with Rule 16b-3. If any Award is exercised by surrendering shares of Common Stock to the Company in satisfaction of the exercise price of such Award or if any withholding tax obligation arising in connection with such Award is satisfied by withholding shares otherwise deliverable upon such exercise, then the number of shares so surrendered or withheld shall again be available for Award under the Plan. Shares of Common Stock delivered upon exercise of, or otherwise relating to, Substitute Awards shall not be counted against the shares of Common Stock available for Awards under the Plan except in the case of Substitute Awards granted to individuals who are officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934.

                  4.2 ADJUSTMENTS. In the event that the Committee determines that any dividend or distribution (whether in the form of cash, securities or other property), stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, reclassification of its capital stock, issuance of warrants or options to purchase any Common Stock or securities convertible into Common Stock, or rights offering to purchase capital stock at a price below fair market value, or any similar corporate transaction or event affects the capital stock of the Company such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in its sole discretion and in such manner as it may deem equitable, adjust any or all of the number and kind of shares which thereafter may be subject to Awards under this Plan, both in aggregate and in respect of any individual, the number and kind of shares subject to outstanding Awards granted under this Plan and the purchase price thereof and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto and, with respect to all Awards under the Plan, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the requirements for full deductibility under Section 162(m) of the
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Code and the regulations thereunder; and provided further that the number of shares subject to any Award denominated in shares shall always be a whole number.

                  4.3 INDIVIDUAL LIMIT. No individual may receive in any year Awards under the Plan that relate to more than 937,500 shares of Common Stock.


                                    ARTICLE V

                                   Eligibility


                  5.1 Any Eligible Employee, including any such individual who is also a member of the Company's Board of Directors, is eligible to be granted Options and other Awards under this Plan. Eligibility under this Plan shall be determined by the Committee.



                                   ARTICLE VI

                                  Stock Options


                  6.1 OPTIONS. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Employees to whom Options shall be granted, the number of shares of Common Stock to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options or both. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be required by
Section 422 of the Code, as from time to time amended, and any implementing regulations.

                  6.2 EXERCISE PRICE. Except in the case of a Stock Option which is a Substitute Award, the exercise price of any Stock Option granted under this Plan shall not be less than 100% of the fair market value of the underlying shares of Common Stock on the date of grant.

                  6.3 INCENTIVE STOCK OPTIONS. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

                  6.4 EXERCISE. Each Stock Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award agreement or thereafter, provided, however, that in no event may any Stock Option granted hereunder be exercisable after the expiration of 10 years after the date of such grant. The Committee may impose such conditions with respect to the exercise of Stock Options, including without limitation, any condition relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

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Except in the case of an Option which is a Substitute Award, no Stock Option shall be exercisable earlier than six months after the date of grant.



                                   ARTICLE VII

                            Stock Appreciation Rights


                  7.1 STOCK APPRECIATION RIGHTS. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Employees to whom Stock Appreciation Rights shall be granted, the number of shares of Common Stock to be covered by each Award of Stock Appreciation Rights, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to any other Award. Stock Appreciation Rights granted in tandem with or in addition to a Stock Option or other Award may be granted either at the same time as the Stock Option or other Award or at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after the date of grant nor after the expiration of 10 years after the date of grant. Except in the case of a Stock Appreciation Right which is a Substitute Award, the grant price of any Stock Appreciation Right granted under this Plan shall not be less than 100% of the fair market value of the shares of Common Stock covered by such Stock Appreciation Right on the date of grant or, in the case of a Stock Appreciation Right granted in tandem with a then outstanding Stock Option or other Award, on the date of grant of such related Stock Option or Award.

                  7.2 SETTLEMENT. A Stock Appreciation Right shall entitle the Participant to receive upon exercise, for each share of Common Stock to which the exercised SAR relates, an amount equal to the excess, if any, of the fair market value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the grant price. Any Stock Appreciation Right shall be settled in cash, unless the Committee shall determine at the time of grant of a Stock Appreciation Right that it shall or may be settled in cash, shares of Common Stock or a combination of cash and such shares.



                                  ARTICLE VIII

                            Other Stock-Based Awards


                  8.1 OTHER STOCK-BASED AWARDS. The Committee is hereby authorized to grant to Eligible Employees an Other Stock-Based Award which shall consist of an Award, the value of which is based in whole or in part on the value of shares of Common Stock, which is not an instrument described in Articles VI or VII of this Plan. Other Stock-Based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to or otherwise based on, or related to, Common Stock (and securities convertible into or exchangeable for Common Stock) including, without limitation, Awards valued by reference to subsidiary performance, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted either in addition to or in tandem with other Awards, or on a freestanding basis.
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                  Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. Except in the case of an Other Stock-Based Award which is a Substitute Award, the price at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan, or the provision, if any, of any such Award that is analogous to the purchase or exercise price, shall not be less than 100% of the fair market value of the securities to which such Award relates on the date of grant.

                  8.2 DIVIDEND EQUIVALENTS. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this Article VIII or as an Award granted pursuant to Articles VI and VII hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, shares of Common Stock, subsidiary securities, other securities or other property on a current or deferred basis.


                                   ARTICLE IX

                      Termination or Amendment of the Plan


                  9.1 AMENDMENTS TO THE PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement that is a prerequisite for exemptive relief from Section 16(b) of the Securities Exchange Act of 1934 or any successor provision thereto. No such amendment or other action by the Committee shall impair the rights of any holder of an outstanding Award without the affected holder's consent. Notwithstanding anything to the contrary contained herein, the Committee may amend the Plan in such manner as may be necessary for the Plan to conform with local rules and regulations in any jurisdiction outside the United States.

                  9.2 AMENDMENTS TO AWARDS. The Committee may amend, modify or terminate any outstanding Award with the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, (i) to change the date or dates as of which an Award becomes exercisable, or (ii) to cancel an Award and grant a new Award in substitution therefor under such different terms and conditions as it determines in its sole and complete discretion to be appropriate.

                  9.3 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, or the financial statements of the Company or any subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

                  9.4 CANCELLATION. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in

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consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to such canceled Award. The determinations of value under this subparagraph shall be made by the Committee in its sole discretion.




                                    ARTICLE X

                               General Provisions


                  10.1 AWARD AGREEMENTS. Each Award hereunder shall be evidenced by a writing delivered to the Participant that shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment of the Participant and the effect thereon, if any, of a change in control of the Company.

                  10.2 WITHHOLDING. A Participant may be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

                  10.3 NONTRANSFERABILITY. No Award shall be transferable by a Participant other than by will or the laws of descent and distribution or, to the maximum extent permitted by Rule 16b-3, pursuant to a qualified domestic relations order ("QDRO") as determined by the Committee; provided, however, that an Award may be transferable, to the extent set forth in the applicable Award Agreement, (i) if such Award Agreement provisions do not disqualify such Award for exemption under Rule 16b-3, or (ii) if such Award is not intended to qualify for exemption under such rule.

                  10.4 SHARE CERTIFICATES. All certificates for Common Stock or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Common Stock or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  10.5 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights and other types of Awards provided for hereunder (subject to stockholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

                  10.6 NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any subsidiary or in the employ of any other entity providing services to the Company. The Company or any subsidiary or any such entity may at any time dismiss a Participant from employment, or terminate any arrangement pursuant
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to which the Participant provides services to the Company, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Employee, Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants or holders or beneficiaries of Awards.

                  10.7 GOVERNING LAW. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

                  10.8 SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

                  10.9 NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

                  10.10 NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

                  10.11 HEADINGS. Headings are given to the Articles, Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.



                                   ARTICLE XI

                             Effective Date of Plan


                  The Plan shall become effective upon the date specified by the Board in its resolution adopting the Plan, subject to the approval of the Plan by the shareholder of the Company.
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                                   ARTICLE XII

                                  Term of Plan


                  No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date the Plan is adopted or the date of shareholder approval but Awards granted prior to such tenth anniversary may and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, extend beyond that date.